EXHIBIT 99.1


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[OXY LOGO]  NEWS RELEASE                        OCCIDENTAL PETROLEUM CORPORATION
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         10889 Wilshire Boulevard, Los Angeles, California 90024  (310) 208-8800

For Immediate Release: February 8, 2005

          Occidental Revises 4th Quarter Earnings Upward by 11 Percent
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     LOS ANGELES -- Occidental Petroleum Corporation (NYSE: OXY) today announced that its fourth quarter net income was $77 million higher ($0.19 per share) than the $665 million ($1.67 per share) the company disclosed on January 24, 2005.
The improvement in income is due to an increase in the carrying value of Occidental's investment in Lyondell Chemical Company because of an increase in Lyondell's book value resulting from its November 30, 2004 acquisition of Millennium Chemical Company. There is no cash effect to this non-core earnings item.

     Occidental's fourth quarter net income is $742 million ($1.86 per share,) thereby increasing total net income for the year from $2.491 billion ($6.30 per share) to $2.568 billion ($6.49 per share).

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Contacts:  Lawrence P. Meriage (media)
           310-443-6562
           Kenneth J. Huffman (investors)
           212-603-8183
           On the web: www.oxy.com